Exhibit 99.1
Rackspace Technology Reports Third Quarter 2021 Results

•Record Revenue of $763 million in the Third Quarter, up 12% Year-over-Year
•Core Revenue Grew 15% to $718 million
•Net loss of $(35) million, or $(0.17) per diluted share
•Non-GAAP Earnings Per Share Grew 32% Year-over-Year to $0.25
•Quarterly Cash Flow From Operating Activities of $102 million

SAN ANTONIO, November 15, 2021 – Rackspace Technology, Inc. (Nasdaq: RXT), a leading end-to-end multicloud technology solutions company, today announced results for its third quarter ended September 30, 2021.

Kevin Jones, Chief Executive Officer, commented, “The Cloud market continues to grow and momentum continues to accelerate. Companies of all sizes need help with their move to the cloud. And as a leading pure-play cloud services company, Rackspace Technology is poised to be their partner of choice for all things cloud – wherever they are in their journey.”

Mr. Jones continued, “In the third quarter, revenue, Core Revenue, Non-GAAP Operating Profit and Non-GAAP EPS all grew at a healthy year-over-year clip. We delivered strong operating cash flow of over $100 million for the third quarter in a row. And we also continued to introduce timely new product and service offerings that help our customers get the most out of their cloud investment. Our new Elastic Engineering model is gaining fast adoption and was expanded to several new areas. And we are very excited about the launch of Rackspace Data Freedom, a new storage service based on robust Rackspace-developed technology that helps customers manage their costs across multiple cloud platforms.”

Third Quarter 2021 Results

Revenue was $763 million in the third quarter of 2021, an increase of 12% as compared to revenue of $682 million in the third quarter of 2020. Revenue for the third quarter of 2021 was positively impacted by new customer acquisitions and growing customer spend in our Multicloud Services and Apps & Cross Platform segments. On a constant currency basis, revenue increased by 11% in the third quarter of 2021 as compared to the third quarter of 2020.

Revenue from our Core Segments (“Core Revenue”), comprised of Multicloud Services and Apps & Cross Platform, increased 15% on an actual basis and 14% on a constant currency basis, in the third quarter of 2021 as compared to the third quarter of 2020.

Bookings were $200 million in the third quarter of 2021, a decrease of 36% as compared to Bookings of $315 million in the third quarter of 2020. Rackspace Technology expects to achieve its $1 billion bookings target for fiscal 2021, as a large, competitive deal was awarded to the company early in the fourth quarter and is expected to be signed before year end.

Net loss was $(35) million in the third quarter of 2021, compared to net loss of $(101) million in the third quarter of 2020.

Net loss per diluted share was $(0.17) in the third quarter of 2021, compared to net loss per diluted share of $(0.54) in the third quarter of 2020.

Non-GAAP Operating Profit was $124 million in the third quarter of 2021, an increase of 6% compared to $117 million in the third quarter of 2020.

Non-GAAP Earnings Per Share was $0.25 in the third quarter of 2021, an increase of 32% as compared to Non-GAAP Earnings Per Share of $0.19 in the third quarter of 2020.

Capital expenditures were $35 million in the third quarter of 2021, compared to $48 million in the third quarter of 2020.

As of September 30, 2021, we had cash and cash equivalents of $260 million with no balance outstanding on our Revolving Credit Facility.

Financial Outlook

Rackspace Technology is providing guidance as follows:

	Q4 2021 Guidance	FY 2021 Guidance
Revenue	$766 - $776 million	$2.998 - $3.008 million
Core Revenue	$724 - $732 million	$2.815 - $2.823 million
Non-GAAP Operating Profit	$118 - $122 million	$480 - $484 million
Non-GAAP Earnings Per Share	$0.23 - $0.25	$0.95 - $0.97
Non-GAAP Other Income (Expense)[1]	($51) – ($52) million	($205) – ($206) million
Non-GAAP Tax Expense Rate	26%	26%
Non-GAAP Weighted Average Shares	212 – 214 million	213 – 215 million
1 Non-GAAP Other Income (Expense) is only expected to include interest expense.

Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with generally accepted accounting principles in the United States (“GAAP”) are provided in subsequent sections of this press release narrative and supplemental schedules. Rackspace Technology has not reconciled Non-GAAP Operating Profit, Non-GAAP Earnings Per Share, Non-GAAP Other Income (Expense) or Non-GAAP Tax Expense Rate guidance to the most directly comparable GAAP measure because it does not provide guidance on GAAP net income (loss) or the reconciling items between these Non-GAAP measures and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items, such as share-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. With respect to Non-GAAP Operating Profit, Non-GAAP Earnings Per Share, Non-GAAP Other Income (Expense) and Non-GAAP Tax Expense Rate guidance, adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from these Non-GAAP measures in prior periods, but the impact of such adjustments could be significant.

Conference Call and Webcast

Rackspace Technology will hold a conference call today, November 15, 2021, at 4:00pm CT / 5:00pm ET to discuss its third quarter 2021 results. Interested parties may access the conference call as follows:

Via Zoom:

https://rackspace.zoom.us/j/95750453932?pwd=Q21HWis1T1k5UEQvemI2NlFEREp5UT09
Password: 112067

Via telephone (listen only mode):

+1 408 638 0968 (US Toll)
+1 646 558 8656 (US Toll)
+1 647 374 4685 (Canada)
+44 (0) 20 3695 0088 (United Kingdom Toll)
Webinar ID: 957 5045 3932

Additional International numbers are also available: https://rackspace.zoom.us/u/adk8d0mzAo

A live webcast of the call and audio replay will also be available on Rackspace Technology’s website at ir.rackspace.com.

About Rackspace Technology

Rackspace Technology is a leading end-to-end multicloud technology services company. We design, build and operate our customers’ cloud environments across all major technology platforms, irrespective of technology stack or deployment model. We partner with our customers at every stage of their cloud journey, enabling them to modernize applications, build new products and adopt innovative technologies.

Forward-looking Statements

Rackspace Technology has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, our ability to successfully respond to the challenges posed by the COVID-19 pandemic, and other matters. Any forward-looking statement made in this presentation speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward- looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Rackspace Technology cautions that these statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in Rackspace Technology, Inc.’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Non-GAAP Financial Measures

This press release includes several non-GAAP financial measures such as constant currency revenue, Non-GAAP Gross Profit, Non-GAAP Net Income (Loss), Non-GAAP Operating Profit, Adjusted EBITDA and Non-GAAP Earnings Per Share (“EPS”). These non-GAAP financial measures exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as described in the accompanying pages, these measures are not a substitute for, or superior to, GAAP financial measures or disclosures. Other companies may calculate similarly-titled non-GAAP measures differently, limiting their usefulness as comparative measures. We have reconciled each of these non-GAAP measures to the applicable most comparable GAAP measure in the accompanying pages.

IR Contact
Joe Crivelli
Rackspace Technology Investor Relations
ir@rackspace.com

PR Contact
Natalie Silva
Rackspace Technology Corporate Communications
publicrelations@rackspace.com

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,				Year-Over-Year Comparison
	2020		2021
(In millions, except % and per share data)	Amount	% Revenue	Amount	% Revenue	Amount	% Change
Revenue	$681.7	100.0%	$762.5	100.0%	$80.8	11.9%
Cost of revenue	(435.9)	(63.9)%	(530.8)	(69.6)%	(94.9)	21.8%
Gross profit	245.8	36.1%	231.7	30.4%	(14.1)	(5.7)%
Selling, general and administrative expenses	(260.5)	(38.2)%	(234.6)	(30.8)%	25.9	(9.9)%
Loss from operations	(14.7)	(2.2)%	(2.9)	(0.4)%	11.8	(80.3)%
Other income (expense):
Interest expense	(68.3)	(10.0)%	(51.5)	(6.8)%	16.8	(24.6)%
Debt modification and extinguishment costs	(37.0)	(5.4)%	—	—%	37.0	(100.0)%
Other income, net	0.7	0.1%	0.1	0.0%	(0.6)	(85.7)%
Total other income (expense)	(104.6)	(15.3)%	(51.4)	(6.7)%	53.2	(50.9)%
Loss before income taxes	(119.3)	(17.5)%	(54.3)	(7.1)%	65.0	(54.5)%
Benefit for income taxes	18.1	2.7%	19.5	2.5%	1.4	7.7%
Net loss	$(101.2)	(14.8)%	$(34.8)	(4.6)%	$66.4	(65.6)%

Net loss per share:
Basic and diluted	$(0.54)		$(0.17)
Weighted average number of shares outstanding:
Basic and diluted	186.7		209.3

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,				Year-Over-Year Comparison
	2020		2021
(In millions, except % and per share data)	Amount	% Revenue	Amount	% Revenue	Amount	% Change
Revenue	$1,990.9	100.0%	$2,232.2	100.0%	$241.3	12.1%
Cost of revenue	(1,253.9)	(63.0)%	(1,529.7)	(68.5)%	(275.8)	22.0%
Gross profit	737.0	37.0%	702.5	31.5%	(34.5)	(4.7)%
Selling, general and administrative expenses	(707.5)	(35.5)%	(698.2)	(31.3)%	9.3	(1.3)%
Gain on sale of land	—	—%	19.9	0.9%	19.9	100.0%
Income from operations	29.5	1.5%	24.2	1.1%	(5.3)	(18.0)%
Other income (expense):
Interest expense	(209.2)	(10.5)%	(154.6)	(6.9)%	54.6	(26.1)%
Gain (loss) on investments, net	0.9	0.0%	(3.6)	(0.2)%	(4.5)	NM
Debt modification and extinguishment costs	(37.0)	(1.9)%	(37.5)	(1.7)%	(0.5)	1.4%
Other income (expense), net	0.4	0.0%	(1.1)	(0.0)%	(1.5)	NM
Total other income (expense)	(244.9)	(12.3)%	(196.8)	(8.8)%	48.1	(19.6)%
Loss before income taxes	(215.4)	(10.8)%	(172.6)	(7.7)%	42.8	(19.9)%
Benefit for income taxes	33.4	1.7%	37.2	1.7%	3.8	11.4%
Net loss	$(182.0)	(9.1)%	$(135.4)	(6.1)%	$46.6	(25.6)%

Net loss per share:
Basic and diluted	$(1.05)		$(0.65)
Weighted average number of shares outstanding:
Basic and diluted	172.6		207.3
NM = not meaningful.

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except per share data)	December 31, 2020	September 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$104.7	$260.0
Accounts receivable, net of allowance for doubtful accounts and accrued customer credits of $28.3 and $15.5, respectively	483.0	533.6
Prepaid expenses	123.8	92.7
Other current assets	47.0	63.9
Total current assets	758.5	950.2

Property, equipment and software, net	884.6	861.2
Goodwill, net	2,761.1	2,759.5
Intangible assets, net	1,646.3	1,508.8
Operating right-of-use assets	171.1	143.7
Other non-current assets	156.2	168.1
Total assets	$6,377.8	$6,391.5

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$285.4	$372.0
Accrued compensation and benefits	110.6	101.6
Deferred revenue	76.7	91.5
Debt	43.4	23.0
Accrued interest	26.5	30.1
Operating lease liabilities	62.2	64.1
Finance lease liabilities	40.7	61.9
Financing obligations	48.8	54.5
Other current liabilities	47.9	47.7
Total current liabilities	742.2	846.4

Non-current liabilities:
Debt	3,319.3	3,314.8
Operating lease liabilities	118.2	90.6
Finance lease liabilities	358.1	354.9
Financing obligations	74.1	69.9
Deferred income taxes	236.7	208.5
Other non-current liabilities	145.5	135.4
Total liabilities	4,994.1	5,020.5

Commitments and Contingencies

Stockholders' equity:
Preferred stock, $0.01 par value per share: 5.0 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value per share: 1,495.0 shares authorized; 201.8 and 209.9 shares issued and outstanding, respectively	2.0	2.1
Additional paid-in capital	2,363.6	2,472.3
Accumulated other comprehensive loss	(18.6)	(4.7)
Accumulated deficit	(963.3)	(1,098.7)
Total stockholders' equity	1,383.7	1,371.0
Total liabilities and stockholders' equity	$6,377.8	$6,391.5

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(In millions)	2020	2021
Cash Flows From Operating Activities
Net loss	$(182.0)	$(135.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	355.1	321.2
Amortization of operating right-of-use assets	50.7	51.4
Deferred income taxes	(40.2)	(35.2)
Share-based compensation expense	56.8	56.7
Gain on sale of land	—	(19.9)
Debt modification and extinguishment costs	37.0	37.5
Unrealized (gain) loss on derivative contracts	(2.6)	12.7
(Gain) loss on investments, net	(0.9)	3.6
Provision for bad debts and accrued customer credits	11.0	(6.1)
Amortization of debt issuance costs and debt discount	13.9	6.8
Other operating activities	(2.5)	(1.3)
Changes in operating assets and liabilities:
Accounts receivable	(92.7)	(44.6)
Prepaid expenses and other current assets	(13.7)	20.1
Accounts payable, accrued expenses, and other current liabilities	(10.4)	87.1
Deferred revenue	(7.2)	14.4
Operating lease liabilities	(43.4)	(49.1)
Other non-current assets and liabilities	3.8	(8.7)
Net cash provided by operating activities	132.7	311.2
Cash Flows From Investing Activities
Purchases of property, equipment and software	(97.6)	(87.2)
Proceeds from sale of land	—	31.3
Other investing activities	5.4	3.7
Net cash used in investing activities	(92.2)	(52.2)
Cash Flows From Financing Activities
Proceeds from issuance of common stock, net	659.1	—
Proceeds from employee stock plans	11.3	51.4
Shares of common stock withheld for employee taxes	(2.0)	—
Proceeds from borrowings under long-term debt arrangements	310.0	2,838.5
Payments on long-term debt	(811.3)	(2,872.1)
Payments for debt issuance costs	(1.4)	(34.5)
Payments on financing component of interest rate swap	—	(8.6)
Principal payments of finance lease liabilities	(14.3)	(35.7)
Proceeds from financing obligations	20.9	—
Principal payments of financing obligations	(43.8)	(40.6)
Net cash provided by (used in) financing activities	128.5	(101.6)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	0.4	(2.1)
Increase in cash, cash equivalents, and restricted cash	169.4	155.3
Cash, cash equivalents, and restricted cash at beginning of period	87.1	108.1
Cash, cash equivalents, and restricted cash at end of period	$256.5	$263.4

Supplemental Cash Flow Information
Cash payments for interest, net of amount capitalized	$188.1	$132.3
Cash payments for income taxes, net of refunds	$13.3	$7.5

Non-cash Investing and Financing Activities
Acquisition of property, equipment and software by finance leases	$77.1	$52.6
Acquisition of property, equipment and software by financing obligations	20.5	42.7
Decrease in property, equipment and software accrued in liabilities	(21.1)	(6.8)
Non-cash purchases of property, equipment and software	$76.5	$88.5

Non-cash increase in buildings within property, equipment and software, net due to lease modification	$220.3	$—
Offering costs included in accrued liabilities	$1.3	$—
Other non-cash investing and financing activities	$2.8	$0.7

REVENUE BY SEGMENT

	Three Months Ended September 30,		% Change
(In millions, except %)	2020	2021	Actual	Constant Currency (1)
Multicloud Services	$542.1	$625.1	15.3%	14.4%
Apps & Cross Platform	83.9	92.8	10.5%	9.9%
Core Revenue	626.0	717.9	14.7%	13.8%
OpenStack Public Cloud	55.7	44.6	(19.9)%	(21.0)%
Total	$681.7	$762.5	11.9%	10.9%

(1)     Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

	Nine Months Ended September 30,		% Change
(In millions, except %)	2020	2021	Actual	Constant Currency (1)
Multicloud Services	$1,569.0	$1,809.8	15.3%	13.9%
Apps & Cross Platform	245.3	282.8	15.3%	14.5%
Core Revenue	1,814.3	2,092.6	15.3%	14.0%
OpenStack Public Cloud	176.6	139.6	(20.9)%	(22.2)%
Total	$1,990.9	$2,232.2	12.1%	10.8%

(1)     Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

NON-GAAP GROSS PROFIT BY SEGMENT

	Three Months Ended September 30,				Year-Over-Year Comparison
(In millions, except %)	2020		2021
Non-GAAP gross profit by segment:	Amount	% of Segment Revenue	Amount	% of Segment Revenue	Amount	% Change
Multicloud Services	$202.5	37.4%	$200.4	32.1%	$(2.1)	(1.0)%
Apps & Cross Platform	27.7	33.0%	33.8	36.4%	6.1	22.0%
OpenStack Public Cloud	25.3	45.4%	16.1	36.1%	(9.2)	(36.4)%
Non-GAAP Gross Profit (1)	255.5		250.3		(5.2)	(2.0)%
Less:
Share-based compensation expense	(4.5)		(4.0)
Other compensation expense (2)	(1.5)		(0.4)
Purchase accounting impact on expense (3)	(1.2)		(1.2)
Restructuring and transformation expenses (4)	(2.5)		(13.0)
Total consolidated gross profit	$245.8		$231.7

(1)	Refer to "Non-GAAP Financial Measures" in this section for further explanation.
(2)	Adjustments for retention bonuses, mainly in connection with restructuring and transformation projects, and the related payroll tax, and payroll taxes associated with the exercise of stock options and vesting of restricted stock.
(3)	Adjustment for the impact of purchase accounting from the November 2016 merger on expenses.
(4)	Adjustment for the impact of business transformation and optimization activities, as well as associated severance, facility closure costs and lease termination expenses. This amount also includes certain costs associated with the July 2021 Restructuring Plan which are not accounted for as exit and disposal costs under ASC 420, including one-time offshore build out costs.

	Nine Months Ended September 30,				Year-Over-Year Comparison
(In millions, except %)	2020		2021
Non-GAAP gross profit by segment:	Amount	% of Segment Revenue	Amount	% of Segment Revenue	Amount	% Change
Multicloud Services	$600.0	38.2%	$598.8	33.1%	$(1.2)	(0.2)%
Apps & Cross Platform	84.8	34.6%	100.7	35.6%	15.9	18.8%
OpenStack Public Cloud	78.3	44.3%	50.8	36.4%	(27.5)	(35.1)%
Non-GAAP Gross Profit (1)	763.1		750.3		(12.8)	(1.7)%
Less:
Share-based compensation expense	(8.6)		(13.2)
Other compensation expense (2)	(4.9)		(2.1)
Purchase accounting impact on expense (3)	(4.7)		(3.6)
Restructuring and transformation expenses (4)	(7.9)		(28.9)
Total consolidated gross profit	$737.0		$702.5

(1)	Refer to "Non-GAAP Financial Measures" in this section for further explanation.
(2)	Adjustments for retention bonuses, mainly in connection with restructuring and transformation projects, and the related payroll tax, and payroll taxes associated with the exercise of stock options and vesting of restricted stock.
(3)	Adjustment for the impact of purchase accounting from the November 2016 merger on expenses.
(4)	Adjustment for the impact of business transformation and optimization activities, as well as associated severance, facility closure costs and lease termination expenses. This amount also includes certain costs associated with the July 2021 Restructuring Plan which are not accounted for as exit and disposal costs under ASC 420, including one-time offshore build out costs.

KEY OPERATING METRICS

	Three Months Ended September 30,
(In millions, except %)	2020	2021
Bookings	$314.6	$200.3
Annualized Recurring Revenue (ARR)	$2,576.4	$2,901.9

NON-GAAP FINANCIAL MEASURES

Constant Currency Revenue

We use constant currency revenue as an additional metric for understanding and assessing our growth excluding the effect of foreign currency rate fluctuations on our international business operations. Constant currency information compares results between periods as if exchange rates had remained constant period over period and is calculated by translating the non-U.S. dollar income statement balances for the most current period to U.S. dollars using the average exchange rate from the comparative period rather than the actual exchange rates in effect during the respective period. We also believe this is an important metric to help investors evaluate our performance in comparison to prior periods.

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2021			% Change
(In millions, except %)	Revenue	Revenue	Foreign Currency Translation (a)	Revenue in Constant Currency	Actual	Constant Currency
Multicloud Services	$542.1	$625.1	$(5.1)	$620.0	15.3%	14.4%
Apps & Cross Platform	83.9	92.8	(0.5)	92.3	10.5%	9.9%
OpenStack Public Cloud	55.7	44.6	(0.7)	43.9	(19.9)%	(21.0)%
Total	$681.7	$762.5	$(6.3)	$756.2	11.9%	10.9%

(a)	The effect of foreign currency is calculated by translating current period results using the average exchange rate from the prior comparative period.

	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2021			% Change
(In millions, except %)	Revenue	Revenue	Foreign Currency Translation (a)	Revenue in Constant Currency	Actual	Constant Currency
Multicloud Services	$1,569.0	$1,809.8	$(22.3)	$1,787.5	15.3%	13.9%
Apps & Cross Platform	245.3	282.8	(1.9)	280.9	15.3%	14.5%
OpenStack Public Cloud	176.6	139.6	(2.3)	137.3	(20.9)%	(22.2)%
Total	$1,990.9	$2,232.2	$(26.5)	$2,205.7	12.1%	10.8%

(a)	The effect of foreign currency is calculated by translating current period results using the average exchange rate from the prior comparative period.

Non-GAAP Gross Profit

Our principal measure of segment profitability is segment non-GAAP gross profit. We also present Non-GAAP Gross Profit, which is the aggregate of segment non-GAAP gross profit, because we believe the measure is useful in analyzing trends in our underlying, recurring gross margins. We define Non-GAAP Gross Profit as our consolidated gross profit, adjusted to exclude the impact of share-based compensation expense and other non-recurring or unusual compensation items, purchase accounting-related effects, and certain business transformation-related costs. For a reconciliation of our Non-GAAP Gross Profit to our total consolidated gross profit, see “Non-GAAP Gross Profit by Segment” above.

Non-GAAP Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA

We present Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA because they are a basis upon which management assesses our performance and we believe they are useful to evaluating our financial performance. We believe that excluding items from net income that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

We define Non-GAAP Net Income (Loss) as net income (loss) adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, management fees, the amortization of acquired intangible assets and certain other non-operating, non-recurring or non-core gains and losses, as well as the tax effects of these non-GAAP adjustments.

We define Non-GAAP Operating Profit as net income (loss), plus interest expense and income taxes, further adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, management fees, the amortization of acquired intangible assets and certain other non-operating, non-recurring or non-core gains and losses.

We define Adjusted EBITDA as Non-GAAP Operating Profit plus depreciation and amortization.

Non-GAAP Operating Profit and Adjusted EBITDA are management’s principal metrics for measuring our underlying financial performance. Adjusted EBITDA, along with other quantitative and qualitative information, is also the principal financial measure used by management and our board of directors in determining performance-based compensation for our management and key employees.

These non-GAAP measures are not intended to imply that we would have generated higher income or avoided net losses if the November 2016 merger and the subsequent transactions and initiatives had not occurred. In the future we may incur expenses or charges such as those added back to calculate Non-GAAP Net Income (Loss), Non-GAAP Operating Profit or Adjusted EBITDA. Our presentation of Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items. Other companies, including our peer companies, may calculate similarly-titled measures in a different manner from us, and therefore, our non-GAAP measures may not be comparable to similarly-titled measures of other companies. Investors are cautioned against using these measures to the exclusion of our results in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2020	2021	2020	2021
Net loss	$(101.2)	$(34.8)	$(182.0)	$(135.4)
Share-based compensation expense	40.2	19.1	56.8	56.7
Special bonuses and other compensation expense (a)	5.0	2.1	19.1	9.1
Transaction-related adjustments, net (b)	18.9	6.5	35.4	21.8
Restructuring and transformation expenses (c)	22.6	55.2	59.7	132.9
Management fees (d)	1.3	—	8.4	—
Gain on sale of land	—	—	—	(19.9)
Net (gain) loss on divestiture and investments (e)	—	—	(0.9)	3.6
Debt modification and extinguishment costs (f)	37.0	—	37.0	37.5
Other (income) expense, net (g)	(0.7)	(0.1)	(0.4)	1.1
Amortization of intangible assets (h)	44.1	43.9	132.3	137.4
Tax effect of non-GAAP adjustments (i)	(30.8)	(38.3)	(67.7)	(91.2)
Non-GAAP Net Income	36.4	53.6	97.7	153.6
Interest expense	68.3	51.5	209.2	154.6
Benefit for income taxes	(18.1)	(19.5)	(33.4)	(37.2)
Tax effect of non-GAAP adjustments (i)	30.8	38.3	67.7	91.2
Non-GAAP Operating Profit	117.4	123.9	341.2	362.2
Depreciation (j)	73.4	59.2	222.8	180.4
Adjusted EBITDA	$190.8	$183.1	$564.0	$542.6

(a)	Includes expense related to retention bonuses, mainly relating to restructuring and integration projects, and the related payroll tax, senior executive signing bonuses and relocation costs, and payroll taxes associated with the exercise of stock options and vesting of restricted stock.
(b)	Includes legal, professional, accounting and other advisory fees related to the acquisition of Onica in the fourth quarter of 2019 and the IPO in the third quarter of 2020, integration costs of acquired businesses, purchase accounting adjustments (including deferred revenue fair value discount), payroll costs for employees that dedicate significant time to supporting these projects and exploratory acquisition and divestiture costs and expenses related to financing activities.
(c)	Includes consulting and advisory fees related to business transformation and optimization activities, payroll costs for employees that dedicate significant time to these projects, as well as associated severance, facility closure costs, and lease termination expenses. This amount also includes employee related costs and other costs related to the July 2021 Restructuring Plan of $16.1 million and $22.5 million, respectively, for the three and nine months ended September 30, 2021, which are accounted for as exit and disposal costs under ASC 420. In addition, it includes certain costs associated with the July 2021 Restructuring Plan which are not accounted for as exit and disposal costs under ASC 420, including one-time offshore build out costs.
(d)	Represents historical management fees pursuant to management consulting agreements. The management consulting agreements were terminated effective August 4, 2020, and therefore no management fees have accrued or will be payable for periods after August 4, 2020.
(e)	Includes gains and losses on investment and from dispositions.
(f)	Includes expenses related to repurchases of 8.625% Senior Notes, the February 2021 Refinancing Transaction and termination of the Receivables Financing Facility.
(g)	Reflects mainly changes in the fair value of foreign currency derivatives.
(h)	All of our intangible assets are attributable to acquisitions, including the November 2016 merger.
(i)	We utilize an estimated structural long-term non-GAAP tax rate in order to provide consistency across reporting periods, removing the effect of non-recurring tax adjustments, which include but are not limited to tax rate changes, U.S. tax reform, share-based compensation, audit conclusions and changes to valuation allowances. When computing this long-term rate for the 2020 and 2021 interim periods, we based it on an average of the 2019 and estimated 2020 tax rates and 2020 and estimated 2021 tax rates, respectively, recomputed to remove the tax effect of non-GAAP pre-tax adjustments and non-recurring tax adjustments, resulting in a structural non-GAAP tax rate of 26% for all periods. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations. We will re-evaluate our long-term non-GAAP tax rate as appropriate. We believe that making these adjustments facilitates a better evaluation of our current operating performance and comparisons to prior periods.
(j)	Excludes accelerated depreciation expense related to facility closures.

Non-GAAP Earnings Per Share (EPS)

We define Non-GAAP EPS as Non-GAAP Net Income divided by our GAAP weighted average number of shares outstanding for the period on a diluted basis and further adjusted for the weighted average number of shares associated with securities which are anti-dilutive to GAAP earnings per share but dilutive to Non-GAAP EPS. Management uses Non-GAAP EPS to evaluate the performance of our business on a comparable basis from period to period, including by adjusting for the impact of the issuance of shares that would be dilutive to Non-GAAP EPS.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2020	2021	2020	2021
Net loss attributable to common stockholders	$(101.2)	$(34.8)	$(182.0)	$(135.4)
Non-GAAP Net Income	$36.4	$53.6	$97.7	$153.6

Weighted average number of shares - Diluted	186.7	209.3	172.6	207.3
Effect of dilutive securities (a)	5.9	2.6	2.8	4.8
Non-GAAP weighted average number of shares - Diluted	192.6	211.9	175.4	212.1

Net loss per share - Diluted	$(0.54)	$(0.17)	$(1.05)	$(0.65)
Per share impacts of adjustments to net loss (b)	0.74	0.42	1.62	1.39
Per share impacts of shares dilutive after adjustments to net loss (a)	(0.01)	(0.00)	(0.01)	(0.02)
Non-GAAP EPS	$0.19	$0.25	$0.56	$0.72

(a)	Reflects impact of awards that would have been anti-dilutive to Net loss per share, and therefore not included in the calculation, but would be dilutive to Non-GAAP EPS and are therefore included in the share count for purposes of this non-GAAP measure. Potential common share equivalents consist of shares issuable upon the exercise of stock options, vesting of restricted stock or purchase under the Employee Stock Purchase Plan (the "ESPP"), as well as contingent shares associated with our acquisition of Datapipe Parent, Inc. Certain of our potential common share equivalents are contingent on Apollo achieving pre-established performance targets based on a multiple of their invested capital ("MOIC"), which are included in the denominator for the entire period if such shares would be issuable as of the end of the reporting period assuming the end of the reporting period was the end of the contingency period.
(b)	Reflects the aggregate adjustments made to reconcile Non-GAAP Net Income to our net loss, as noted in the above table, divided by the GAAP diluted number of shares outstanding for the relevant period.